Exhibit 99.2

Option No.:

iPCS, INC. 2004 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-EMPLOYEE DIRECTORS

(Employing Stockholder version)

THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and iPCS, Inc. (the “Company”);

WITNESSETH THAT:

WHEREAS, the Company maintains the iPCS, Inc. 2004 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Non-Qualified Stock Option Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.             Terms of Award.  The following terms used herein shall have the meanings set forth in this paragraph 1:

(a)           The “Participant” is                                .

(b)           The “Grant Date” is                                .

(c)           The number of “Covered Shares” is              shares of Stock.

(d)           The “Exercise Price” is $                  per share.

(e)           The Designated Director is                                .

Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this notice.

2.             Award and Exercise Price.  This Agreement specifies the terms of the option (the “Option”) granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

3.             Date of Exercise.  The Option shall vest with respect to 25% of the Covered Shares as of the last day of each fiscal quarter which ends after the Grant Date.  Notwithstanding the foregoing, no portion of the Option shall become vested after the Participant ceases to be a stockholder of the Company or if the Participant’s director designee to whom this Option relates (including any successor thereto) ceases for any reason to provide services to the Company.

4.             Expiration.  The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.  The “Expiration Date” shall be the earliest to occur of:

(a)           the ten-year anniversary of the Grant Date; or

(b)           if the Date of Termination occurs by reason of death, the one-year anniversary of such Date of Termination; or

(c)           if the Date of Termination occurs for reasons other than death, the 90-day anniversary of such Date of Termination; or

(d)           if the Date of Termination occurs by reason of the Designated Director’s termination for Cause, the Date of Termination.

5.             Method of Option Exercise.  Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date.  Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election.  Payment shall be by cash or by check payable to the Company.  Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) if the Company securities are publicly traded, the Participant may, if allowed by the Committee and in accordance with procedures it established, pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded.  If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations.  In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

6.             Transferability.  The Option is not transferable and shall be exercisable only by the Participant.

7.             Heirs and Successors.  The terms of this Option shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any successor in interest of the Participant.

8.             Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

9.             Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

10.           Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

11.           Fractional Shares.  In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

12.           No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

13.           Amendment.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

14.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.           Applicable Law.  The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.

16.           Definitions.  For purposes of this Agreement, the terms used in this notice shall be subject to the following:

(a)           Cause.  The term “Cause” shall be defined as (i) the determination by the Board, that the Designated Director has engaged or is about to engage in conduct materially injurious to the Company or a Subsidiary or an Affiliate, monetarily or otherwise, (ii) the Designated Director having been convicted of, or pleaded guilty or no contest to, a felony, and (iii) conduct by the Designated Director that involves theft, fraud or dishonesty in the course of providing serves to the Company.

(b)           Date of Termination.  The term “Date of Termination” means the day following the last day on which the Designated Director serves as a director for the Company.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

By:
Its:

iPCS inc.

By:
Its: